UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SUMMIT HOTEL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	27-2962512
(State of incorporation or organization)	(IRS Employer Identification No.)

12600 Hill Country Boulevard, Suite R-100 Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

7.125% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):

Registration Nos. 333-179828 and 333-187227

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

A description of the 7.125% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series C Preferred Stock”), to be registered hereunder is contained in the section entitled “Description of the Series C Preferred Stock” in the Registrant’s prospectus supplement dated March 13, 2013, as filed with the U.S. Securities and Exchange Commission on March 14, 2013 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and in the section entitled “Description of Common and Preferred Stock” in the accompanying prospectus dated May 15, 2012, which sections are incorporated herein by reference. The Series C Preferred Stock is approved for listing on the New York Stock Exchange (the “NYSE”), subject only to official notice of issuance.

Item 2. Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment and Restatement of Summit Hotel Properties, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on February 28, 2012).
3.2	Articles Supplementary designating the 7.125% Series C Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 19, 2013).
3.3

Amended and Restated Bylaws of Summit Hotel Properties, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-11 filed on November 1, 2010).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Date: March 19, 2013		Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Amendment and Restatement of Summit Hotel Properties, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on February 28, 2012).
3.2	Articles Supplementary designating the 7.125% Series C Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 19, 2013).
3.3

Amended and Restated Bylaws of Summit Hotel Properties, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-11 filed on November 1, 2010).